EXHIBIT 23.3


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             KPMG Audit Plc                       Tel +44 (0) 113 231 3122
             1 The Embankment                     Fax +44 (0) 113 231 3139
             Neville Street                       DX 72440 Leeds 55
             Leeds LS1 4DW
             United Kingdom

The Directors                        Your ref
Permanent Financing (No. 4) PLC
Blackwell House                      Our ref  jle/jdd/so/ch/263
Guildhall Yard
London EC2V 5AE                      Contact  Jacquie Driver
                                              020 7311 5077


23 February 2004




Dear Sirs

PROPOSED ISSUE OF NOTES BY PERMANENT FINANCING (NO. 4) PLC


We consent to the use in the Registration Statement of Permanent Financing (No.
4) PLC and Permanent Funding (No.1) Limited on Form S-11, filed on 23 February 2004, of our report on Permanent Financing (No. 4) PLC date 23 February 2004 and our report on Permanent Funding (No. 1) Limited dated 23 February 2004 appearing in the preliminary prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the preliminary prospectus. Our report on Permanent Funding (No. 1) Limited refers to the restatement of certain US GAAP cash flow information for the period ended 31 December 2002.


We attach as Appendix P1 a copy of the preliminary prospectus initialled by us for the purpose of identification.


Yours faithfully


/s/ KPMG Audit Plc


KPMG Audit Plc

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